Exhibit (d)(1)(xx)

AMENDMENT NO. 10

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

Amendment No. 10, dated May 1, 2007 (“Amendment No. 10”) to the Amended and Restated Investment Management Agreement, dated as of May 1, 2000 (“Agreement”), between EQ Advisors Trust, a Delaware statutory trust (“Trust”) and AXA Equitable Life Insurance Company, a New York stock life insurance company (“AXA Equitable” or “Manager”).

The Trust and AXA Equitable agree to modify and amend the Agreement as follows:

1.	MarketPLUS Portfolios. Effective as of May 25, 2007, the EQ/Capital Guardian International Portfolio, EQ/FI Mid Cap Value Portfolio, EQ/MFS Investors Trust Portfolio and EQ/MFS Emerging Growth Companies Portfolio will convert to the MarketPLUS International Core Portfolio, MarketPLUS Mid Cap Value Portfolio, MarketPLUS Large Cap Core Portfolio and MarketPLUS Large Cap Growth Portfolio, respectively, and the management fee for each such Portfolio will be revised as set forth in Appendix B hereto.

2.	Appendix A. Appendix A to the Agreement and Amendments, which sets forth the Portfolios of the Trust for which AXA Equitable is appointed investment manager is hereby replaced in its entirety by Appendix A attached hereto, and

3.	Appendix B. Appendix B to the Agreement and Amendments, which sets forth the fees payable to AXA Equitable with respect to each Portfolio, is hereby replaced in its entirety by Appendix B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 10 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:	/s/ Kenneth T. Kozlowski	By:	/s/ Steven M. Joenk
	Kenneth T. Kozlowski		Steven M. Joenk
	Chief Financial Officer and Treasurer		Senior Vice President

APPENDIX A

AMENDMENT NO. 10

AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

Portfolios

EQ/AllianceBernstein Common Stock Portfolio	EQ/JPMorgan Core Bond Portfolio
EQ/AllianceBernstein Growth and Income Portfolio	EQ/Janus Large Cap Growth Portfolio
EQ/AllianceBernstein Value Portfolio	EQ/JPMorgan Value Opportunities Portfolio
EQ/AllianceBernstein Intermediate Government Securities Portfolio	EQ/Legg Mason Value Equity Portfolio
EQ/AllianceBernstein International Portfolio	EQ/Lord Abbett Growth and Income Portfolio
EQ/AllianceBernstein Large Cap Growth Portfolio	EQ/Lord Abbett Large Cap Core Portfolio
EQ/AllianceBernstein Quality Bond Portfolio	EQ/Lord Abbett Mid Cap Value Portfolio
EQ/AllianceBernstein Small Cap Growth Portfolio	EQ/Marsico Focus Portfolio
EQ/Ariel Appreciation II Portfolio	EQ/Mercury Basic Value Equity Portfolio*
EQ/AXA Rosenberg Value Long/Short Portfolio	EQ/Mercury International Value Portfolio*
EQ/BlackRock Basic Value Equity Portfolio* (formerly, EQ/Mercury Basic Value Equity)	EQ/MFS Emerging Growth Companies Portfolio*
EQ/BlackRock International Value Portfolio* (formerly, EQ/Mercury International Value)	EQ/MFS Investors Trust Portfolio*
EQ/Calvert Socially Responsible Portfolio	EQ/Money Market Portfolio
EQ/Capital Guardian Growth Portfolio	EQ/Mutual Shares Portfolio
EQ/Capital Guardian International Portfolio*	EQ/Oppenheimer Global Portfolio
EQ/Capital Guardian Research Portfolio	EQ/Oppenheimer Main Street Opportunity Portfolio
EQ/Capital Guardian U.S. Equity Portfolio	EQ/Oppenheimer Main Street Small Cap Portfolio
EQ/Davis New York Venture Portfolio	EQ/Small Company Index Portfolio
EQ/Equity 500 Index Portfolio	EQ/Small Cap Value Portfolio
EQ/Evergreen International Bond Portfolio	EQ/Templeton Growth Portfolio
EQ/Evergreen Omega Portfolio	EQ/Van Kampen Comstock Portfolio
EQ/FI Mid Cap Portfolio	EQ/Van Kampen Emerging Markets Equity Portfolio
EQ/FI Mid Cap Value Portfolio*	EQ/Van Kampen Mid Cap Growth Portfolio
EQ/Franklin Income Portfolio	EQ/Van Kampen Real Estate Portfolio
EQ/Franklin Small Cap Value Portfolio	EQ/Wells Fargo Montgomery Small Cap Portfolio
EQ/International ETF Portfolio	MarketPLUS International Core Portfolio*
FQ/Janus Large Cap Growth Portfolio	MarketPLUS Large Cap Core Portfolio*
MarketPLUS Large Cap Growth Portfolio*
MarketPLUS Mid Cap Value Portfolio*

*	Name changes effective on or about May 25, 2007.

APPENDIX B

AMENDMENT NO. 10

TO THE AMENDED AND RESTATED

INVESTMENT MANAGEMENT AGREEMENT

The Trust shall pay the Manager, at the end of each calendar month, compensation computed daily at an annual rate equal to the following:

(as a percentage of average daily net assets) (fee on all assets)
Index Portfolios
EQ/Equity 500 Index	0.250%
EQ/Small Company Index	0.250%

(as a percentage of average daily net assets)
Debt Portfolios	First $750 Million	Next $750 Million	Next $1 Billion	Next $2.5 Billion	Thereafter
EQ/AllianceBernstein Intermediate Government Securities	0.500%	0.475%	0.450%	0.430%	0.420%
EQ/AllianceBernstein Quality Bond	0.525%	0.500%	0.475%	0.455%	0.445%
EQ/Evergreen International Bond	0.700%	0.675%	0.650%	0.630%	0.620%
EQ/J.P. Morgan Core Bond	0.450%	0.425%	0.400%	0.380%	0.370%
EQ/Money Market	0.350%	0.325%	0.280%	0.270%	0.250%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/AllianceBernstein Common Stock	0.550%	0.500%	0.475%	0.450%	0.425%
EQ/AllianceBernstein Growth and Income	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/AllianceBernstein International	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/AllianceBernstein Large Cap Growth	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/AllianceBernstein Small Cap Growth	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Ariel Appreciation II	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/AXA Rosenberg Value Long/Short	1.400%	1.350%	1.325%	1.300%	1.275%
EQ/AllianceBernstein Value	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/BlackRock Basic Value Equity (formerly, EQ/Mercury Basic Value Equity)*	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/BlackRock International Value (formerly, EQ/Mercury International Value)*	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Calvert Socially Responsible	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Capital Guardian Growth	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Capital Guardian International**	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Capital Guardian Research	0.650%	0.600%	0.575%	0.550%	0.525%

(as a percentage of average daily net assets)
Equity Portfolios	First $1 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
EQ/Capital Guardian U.S. Equity	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Davis New York Venture	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Evergreen Omega	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/FI Mid Cap	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/FI Mid Cap Value**	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Franklin Income	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Franklin Small Cap Value	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/International ETF	0.400%	0.400%	0.400%	0.400%	0.400%
EQ/Janus Large Cap Growth	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/JPMorgan Value Opportunities	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Legg Mason Value Equity	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Lord Abbett Growth and Income	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Lord Abbett Mid Cap Value	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Lord Abbett Large Cap Core	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Marsico Focus	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Mercury Basic Value Equity*	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Mercury International Value*	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/MFS Emerging Growth Companies**	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/MFS Investors Trust**	0.600%	0.550%	0.525%	0.500%	0.475%
EQ/Mutual Shares	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Oppenheimer Global	0.950%	0.900%	0.875%	0.850%	0.825%
EQ/Oppenheimer Main Street Opportunity	0.850%	0.800%	0.775%	0.750%	0.725%
EQ/Oppenheimer Main Street Small Cap	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Small Cap Value	0.750%	0.700%	0.675%	0.650%	0.625%
EQ/Templeton Growth	0.950%	0.900%	0.875%	0.850%	0.825%
EQ/Van Kampen Comstock	0.650%	0.600%	0.575%	0.550%	0.525%
EQ/Van Kampen Emerging Markets Equity	1.150%	1.100%	1.075%	1.050%	1.025%
EQ/Van Kampen Mid Cap Growth	0.700%	0.650%	0.625%	0.600%	0.575%
EQ/Van Kampen Real Estate	0.900%	0.850%	0.825%	0.800%	0.775%
EQ/Wells Fargo Montgomery Small Cap	0.850%	0.800%	0.775%	0.750%	0.725%

(as a percentage of average daily net assets)
MarketPlus Portfolios	First $2 Billion	Next $1 Billion	Next $3 Billion	Next $5 Billion	Thereafter
MarketPlus International Core Portfolio**	0.600%	0.550%	0.525%	0.500%	0.475%
MarketPlus Mid Cap Value Portfolio**	0.550%	0.500%	0.475%	0.450%	0.425%
MarketPlus Large Cap Growth Portfolio**	0.500%	0.450%	0.425%	0.400%	0.375%
MarketPlus Large Cap Core Portfolio**	0.500%	0.450%	0.425%	0.400%	0.375%

*	Name changes effective on or about May 25, 2007.
**	Name changes and rate changes effective on or about May 25, 2007.